CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$6,500,000	$463.45

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-145845 June 25, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: June 30, 2010

•	Initial valuation date: June 25, 2010

•	Final valuation date: December 27, 2010

•	Maturity date: December 30, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.15%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ ISIN
Alcoa Inc.	$11.24	PS-8	AA	$250,000	12.50%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5532	06740LZB4/ US06740LZB43
Apple Inc.	$265.97	PS-10	AAPL	$250,000	8.75%	80.0%	98.375%	$245,938	1.625%	$4,063	E-5533	06740LZC2/ US06740LZC26
Arch Coal, Inc.	$22.22	PS-12	ACI	$250,000	13.50%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5534	06740LZD0/ US06740LZD09
Amylin Pharmaceuticals, Inc	$19.30	PS-14	AMLN	$250,000	17.50%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5537	06740LZG3/ US06740LZG30
Amazon.com, Inc.	$121.13	PS-16	AMZN	$250,000	9.40%	80.0%	98.375%	$245,938	1.625%	$4,063	E-5538	06740LZH1/ US06740LZH13
American Express Company	$42.67	PS-18	AXP	$250,000	10.50%	80.0%	98.375%	$245,938	1.625%	$4,063	E-5540	06740LZK4/ US06740LZK42
Bank of America Corporation	$15.42	PS-20	BAC	$500,000	10.30%	80.0%	98.375%	$491,875	1.625%	$8,125	E-5541	06740LZL2/ US06740LZL25
Baidu, Inc. (American depositary shares)	$76.10	PS-22	BIDU	$250,000	15.00%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5543	06740LZN8/ US06740LZN80
Peabody Energy Corporation	$43.55	PS-24	BTU	$250,000	13.20%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5545	06740LZQ1/ US06740LZQ12
Bucyrus International, Inc.	$53.27	PS-26	BUCY	$250,000	12.50%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5546	06740LZR9/ US06740LZR94
Caterpillar Inc.	$64.71	PS-28	CAT	$250,000	8.50%	80.0%	98.375%	$245,938	1.625%	$4,063	E-5548	06740LZT5/ US06740LZT50
Delta Airlines, Inc.	$12.00	PS-30	DAL	$250,000	15.00%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5550	06740LZV0/ US06740LZV07
Deere & Co.	$59.86	PS-32	DE	$250,000	8.30%	80.0%	98.375%	$245,938	1.625%	$4,063	E-5551	06740LZW8/ US06740LZW89
Freeport-McMoRan Copper & Gold Inc.	$66.57	PS-34	FCX	$250,000	9.70%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5556	06740L3K9/ US06740L3K97
Fifth Third Bancorp	$13.36	PS-36	FITB	$250,000	12.30%	70.0%	98.375%	$245,938	1.625%	$4,063	E-5557	06740L3L7/ US06740L3L70
IAMGOLD Corporation	$18.57	PS-38	IAG	$250,000	13.40%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5564	06740L3T0/ US06740L3T07
Las Vegas Sands Corp.	$26.50	PS-40	LVS	$250,000	18.50%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5570	06740L3Z6/ US06740L3Z66
MetLife, Inc.	$41.01	PS-42	MET	$250,000	9.50%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5571	06740L4A0/ US06740L4A07
Pioneer Natural Resources Company	$65.24	PS-44	PXD	$250,000	9.00%	75.0%	98.375%	$245,938	1.625%	$4,063	E-5578	06740L4H5/ US06740L4H59
SanDisk Corporation	$46.22	PS-46	SNDK	$250,000	12.10%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5582	06740L4M4/ US06740L4M45
SunPower Corporation	$13.28	PS-48	SPWRA	$250,000	13.20%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5583	06740L4N2/ US06740L4N28
Titanium Metals Corporation	$19.96	PS-50	TIE	$250,000	10.20%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5586	06740L4R3/ US06740L4R32
USG Corporation	$14.07	PS-52	USG	$250,000	14.00%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5588	06740L4T9/ US06740L4T97
Wynn Resorts, Limited	$89.06	PS-54	WYNN	$250,000	10.30%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5592	06740L4Y8/ US06740L4Y82
United States Steel Corporation	$43.24	PS-56	X	$250,000	10.30%	65.0%	98.375%	$245,938	1.625%	$4,063	E-5593	06740L4Z5/ US06740L4Z57

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2009, the Company was operating in 31 countries. North America is the largest market with 52% of the Company’s revenues. Europe is also a significant market with 27% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
March 31, 2010	$17.60	$12.26	$14.24
June 25, 2010*	$15.15	$10.49	$11.24

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $11.24

Protection level: 75.00%

Protection price: $8.43

Physical delivery amount: 88 ($1,000/Initial price)

Fractional shares: 0.967972

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.08% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.54%
+ 90%	6.25%		90.54%
+ 80%	6.25%		80.54%
+ 70%	6.25%		70.54%
+ 60%	6.25%		60.54%
+ 50%	6.25%		50.54%
+ 40%	6.25%		40.54%
+ 30%	6.25%		30.54%
+ 20%	6.25%		20.54%
+ 10%	6.25%		10.54%
+ 5%	6.25%		5.54%

0%	6.25%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.46%
- 10%	6.25%	-3.75%	-9.46%
- 20%	6.25%	-13.75%	-19.46%
- 30%	N/A	-23.75%	-29.46%
- 40%	N/A	-33.75%	-39.46%
- 50%	N/A	-43.75%	-49.46%
- 60%	N/A	-53.75%	-59.46%
- 70%	N/A	-63.75%	-69.46%
- 80%	N/A	-73.75%	-79.46%
- 90%	N/A	-83.75%	-89.46%
- 100%	N/A	-93.75%	-99.46%

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 25, 2010*	$279.00	$199.35	$265.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $265.97

Protection level: 80.00%

Protection price: $212.78

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.759823

Coupon: 8.75% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		100.00%
+ 90%	4.375%		90.00%
+ 80%	4.375%		80.00%
+ 70%	4.375%		70.00%
+ 60%	4.375%		60.00%
+ 50%	4.375%		50.00%
+ 40%	4.375%		40.00%
+ 30%	4.375%		30.00%
+ 20%	4.375%		20.00%
+ 10%	4.375%		10.00%
+ 5%	4.375%		5.00%

0%	4.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-5.00%
- 10%	4.375%	-5.625%	-10.00%
- 20%	4.375%	-15.625%	-20.00%
- 30%	N/A	-25.625%	-30.00%
- 40%	N/A	-35.625%	-40.00%
- 50%	N/A	-45.625%	-50.00%
- 60%	N/A	-55.625%	-60.00%
- 70%	N/A	-65.625%	-70.00%
- 80%	N/A	-75.625%	-80.00%
- 90%	N/A	-85.625%	-90.00%
- 100%	N/A	-95.625%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2009, the company operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2009, the Company sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal purchased from third parties, fueling approximately 12.7% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 25, 2010*	$28.51	$19.26	$22.22

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $22.22

Protection level: 75.00%

Protection price: $16.67

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.004500

Coupon: 13.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.70% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.85%
+ 90%	6.75%		90.85%
+ 80%	6.75%		80.85%
+ 70%	6.75%		70.85%
+ 60%	6.75%		60.85%
+ 50%	6.75%		50.85%
+ 40%	6.75%		40.85%
+ 30%	6.75%		30.85%
+ 20%	6.75%		20.85%
+ 10%	6.75%		10.85%
+ 5%	6.75%		5.85%

0%	6.75%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.15%
- 10%	6.75%	-3.25%	-9.15%
- 20%	6.75%	-13.25%	-19.15%
- 30%	N/A	-23.25%	-29.15%
- 40%	N/A	-33.25%	-39.15%
- 50%	N/A	-43.25%	-49.15%
- 60%	N/A	-53.25%	-59.15%
- 70%	N/A	-63.25%	-69.15%
- 80%	N/A	-73.25%	-79.15%
- 90%	N/A	-83.25%	-89.15%
- 100%	N/A	-93.25%	-99.15%

Amylin Pharmaceuticals, Inc.

According to publicly available information, Amylin Pharmaceuticals, Inc. (the “Company”) is a biopharmaceutical company committed to improving the lives of people with diabetes, obesity and other diseases through the discovery, development and commercialization of innovative medicines. The Company is marketing two first-in-class medicines to treat diabetes, BYETTA® (exenatide) injection and SYMLIN® (pramlintide acetate) injection and the Company is currently seeking approval for exenatide once weekly, an investigational sustained-release medication for type 2 diabetes that is administered only once a week.

The Company’s net product sales of BYETTA were $667.6 million in 2009, $678.5 million in 2008 and $636.0 million in 2007.

The linked share’s SEC file number is: 0-19700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$26.80	$19.69	$22.80
September 30, 2004	$23.25	$16.65	$20.52
December 31, 2004	$24.01	$18.81	$23.36
March 31, 2005	$24.95	$17.15	$17.49
June 30, 2005	$22.55	$14.50	$20.93
September 30, 2005	$35.45	$18.50	$34.79
December 30, 2005	$42.36	$32.63	$39.92
March 31, 2006	$49.08	$35.58	$48.95
June 30, 2006	$49.37	$38.16	$49.37
September 29, 2006	$51.54	$40.76	$44.07
December 29, 2006	$48.48	$35.74	$36.07
March 30, 2007	$42.45	$35.56	$37.36
June 29, 2007	$46.93	$36.91	$41.16
September 28, 2007	$53.25	$40.89	$50.00
December 31, 2007	$51.10	$35.83	$37.00
March 31, 2008	$37.38	$23.80	$29.21
June 30, 2008	$33.21	$25.30	$25.39
September 30, 2008	$35.00	$18.57	$20.22
December 31, 2008	$20.21	$5.50	$10.85
March 31, 2009	$14.12	$7.89	$11.75
June 30, 2009	$14.30	$8.56	$13.50
September 30, 2009	$15.68	$11.73	$13.69
December 31, 2009	$15.62	$11.01	$14.19
March 31, 2010	$23.93	$14.13	$22.49
June 25, 2010*	$24.20	$14.85	$19.30

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMLN

Initial price: $19.30

Protection level: 65.00%

Protection price: $12.55

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.813472

Coupon: 17.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	8.75%	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company for three primary customer sets: consumers, sellers, and developers. The Company generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. The Company serves its consumers through its retail websites, and focus on selection, price and convenience. The Company offers programs that enable sellers to sell their products on its websites and their own branded websites and to fulfill orders through the Company. The Company serves developers through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable virtually any type of business.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
December 31, 2009	$145.91	$88.27	$134.52
March 31, 2010	$138.19	$113.83	$135.73
June 25, 2010*	$151.09	$115.81	$121.13

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $121.13

Protection level: 80.00%

Protection price: $96.90

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.255593

Coupon: 9.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.70%		100.00%
+ 90%	4.70%		90.00%
+ 80%	4.70%		80.00%
+ 70%	4.70%		70.00%
+ 60%	4.70%		60.00%
+ 50%	4.70%		50.00%
+ 40%	4.70%		40.00%
+ 30%	4.70%		30.00%
+ 20%	4.70%		20.00%
+ 10%	4.70%		10.00%
+ 5%	4.70%		5.00%

0%	4.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.70%	-0.30%	-5.00%
- 10%	4.70%	-5.30%	-10.00%
- 20%	4.70%	-15.30%	-20.00%
- 30%	N/A	-25.30%	-30.00%
- 40%	N/A	-35.30%	-40.00%
- 50%	N/A	-45.30%	-50.00%
- 60%	N/A	-55.30%	-60.00%
- 70%	N/A	-65.30%	-70.00%
- 80%	N/A	-75.30%	-80.00%
- 90%	N/A	-85.30%	-90.00%
- 100%	N/A	-95.30%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2009. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
June 25, 2010*	$49.19	$37.14	$42.67

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $42.67

Protection level: 80.00%

Protection price: $34.14

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.435669

Coupon: 10.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.70% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.85%
+ 90%	5.25%		90.85%
+ 80%	5.25%		80.85%
+ 70%	5.25%		70.85%
+ 60%	5.25%		60.85%
+ 50%	5.25%		50.85%
+ 40%	5.25%		40.85%
+ 30%	5.25%		30.85%
+ 20%	5.25%		20.85%
+ 10%	5.25%		10.85%
+ 5%	5.25%		5.85%

0%	5.25%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.15%
- 10%	5.25%	-4.75%	-9.15%
- 20%	5.25%	-14.75%	-19.15%
- 30%	N/A	-24.75%	-29.15%
- 40%	N/A	-34.75%	-39.15%
- 50%	N/A	-44.75%	-49.15%
- 60%	N/A	-54.75%	-59.15%
- 70%	N/A	-64.75%	-69.15%
- 80%	N/A	-74.75%	-79.15%
- 90%	N/A	-84.75%	-89.15%
- 100%	N/A	-94.75%	-99.15%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
June 25, 2010*	$19.82	$14.77	$15.42

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $15.42

Protection level: 80.00%

Protection price: $12.34

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.850843

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.26% per annum

Coupon amount per monthly: $8.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		100.13%
+ 90%	5.15%		90.13%
+ 80%	5.15%		80.13%
+ 70%	5.15%		70.13%
+ 60%	5.15%		60.13%
+ 50%	5.15%		50.13%
+ 40%	5.15%		40.13%
+ 30%	5.15%		30.13%
+ 20%	5.15%		20.13%
+ 10%	5.15%		10.13%
+ 5%	5.15%		5.13%

0%	5.15%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-4.87%
- 10%	5.15%	-4.85%	-9.87%
- 20%	5.15%	-14.85%	-19.87%
- 30%	N/A	-24.85%	-29.87%
- 40%	N/A	-34.85%	-39.87%
- 50%	N/A	-44.85%	-49.87%
- 60%	N/A	-54.85%	-59.87%
- 70%	N/A	-64.85%	-69.87%
- 80%	N/A	-74.85%	-79.87%
- 90%	N/A	-84.85%	-89.87%
- 100%	N/A	-94.85%	-99.87%

Baidu, Inc.

According to publicly available information, Baidu, Inc. (the “Company”) is the leading Chinese language Internet search provider. The Company primarily provides Chinese language Internet search services to enable users to find relevant information online, including web pages, news, images and multimedia files, through links provided on the Company’s websites. The Company’s Baidu.com website was the largest website in China and the seventh largest website globally, as measured by user traffic during the three-month period ended December 31, 2009, according to Alexa.com. The Company offers a Chinese language search platform, which consists of the Company’s websites and certain online application software, as well as Baidu Union, which is the Company’s network of third-party websites and software applications.

The Company was incorporated in the Cayman Islands in January 2000. Through the Company’s inception it has conducted its operations primarily through Baidu Online, its wholly owned subsidiary in Beijing, China. In addition the Company has conducted part of its operations through Baidu Netcom, a limited liability company in Beijing, China, which holds the licenses and approvals necessary to operated the Company’s websites and provide inline advertising services. The Company’s principal executive officers are located at 12/F, Ideal International Plaza, No. 58 West-North 4th Ring, Beijing 100080, People’s Republic of China. The telephone number at this address is +86 (10) 8262-1188.

The SEC file number of the linked share (American depositary share) is 000-51469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$15.40	$6.00	$6.40
December 30, 2005	$8.97	$6.01	$6.29
March 31, 2006	$6.99	$4.44	$5.61
June 30, 2006	$9.40	$5.43	$8.25
September 29, 2006	$9.67	$6.79	$8.75
December 29, 2006	$12.87	$8.23	$11.27
March 30, 2007	$13.41	$9.35	$9.66
June 29, 2007	$17.20	$9.28	$16.80
September 28, 2007	$30.44	$16.10	$28.97
December 31, 2007	$42.92	$28.07	$39.04
March 31, 2008	$39.77	$20.12	$23.96
June 30, 2008	$38.29	$24.30	$31.30
September 30, 2008	$35.34	$22.70	$24.82
December 31, 2008	$27.48	$10.05	$13.06
March 31, 2009	$19.77	$10.50	$17.66
June 30, 2009	$31.00	$17.10	$30.11
September 30, 2009	$40.80	$26.80	$39.11
December 31, 2009	$44.33	$35.30	$41.12
March 31, 2010	$62.85	$38.48	$59.70
June 25, 2010*	$82.29	$59.70	$76.10

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIDU

Initial price: $76.10

Protection level: 75.00%

Protection price: $57.08

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.140604

Coupon: 15.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	N/A	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. As of December 31, 2009, the Company sold coal to 345 electricity generating and industrial plants in 23 countries. For 2009, approximately 93% of the Company’s worldwide sales were under long-term coal supply agreements. As of December 31, 2009, the Company had 79 coal supply agreements with customers expiring at various times from 2010 to 2016.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
June 25, 2010*	$50.25	$34.91	$43.55

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $43.55

Protection level: 75.00%

Protection price: $32.66

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.962113

Coupon: 13.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.63% per annum

Coupon amount per monthly: $11.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.32%
+ 90%	6.60%		90.32%
+ 80%	6.60%		80.32%
+ 70%	6.60%		70.32%
+ 60%	6.60%		60.32%
+ 50%	6.60%		50.32%
+ 40%	6.60%		40.32%
+ 30%	6.60%		30.32%
+ 20%	6.60%		20.32%
+ 10%	6.60%		10.32%
+ 5%	6.60%		5.32%

0%	6.60%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-4.68%
- 10%	6.60%	-3.40%	-9.68%
- 20%	6.60%	-13.40%	-19.68%
- 30%	N/A	-23.40%	-29.68%
- 40%	N/A	-33.40%	-39.68%
- 50%	N/A	-43.40%	-49.68%
- 60%	N/A	-53.40%	-59.68%
- 70%	N/A	-63.40%	-69.68%
- 80%	N/A	-73.40%	-79.68%
- 90%	N/A	-83.40%	-89.68%
- 100%	N/A	-93.40%	-99.68%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 25, 2010*	$74.16	$45.05	$53.27

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $53.27

Protection level: 65.00%

Protection price: $34.63

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.772292

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.19% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.10%
+ 90%	6.25%		90.10%
+ 80%	6.25%		80.10%
+ 70%	6.25%		70.10%
+ 60%	6.25%		60.10%
+ 50%	6.25%		50.10%
+ 40%	6.25%		40.10%
+ 30%	6.25%		30.10%
+ 20%	6.25%		20.10%
+ 10%	6.25%		10.10%
+ 5%	6.25%		5.10%

0%	6.25%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.90%
- 10%	6.25%	-3.75%	-9.90%
- 20%	6.25%	-13.75%	-19.90%
- 30%	6.25%	-23.75%	-29.90%
- 40%	N/A	-33.75%	-39.90%
- 50%	N/A	-43.75%	-49.90%
- 60%	N/A	-53.75%	-59.90%
- 70%	N/A	-63.75%	-69.90%
- 80%	N/A	-73.75%	-79.90%
- 90%	N/A	-83.75%	-89.90%
- 100%	N/A	-93.75%	-99.90%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 31, 2009	$61.21	$47.50	$56.99
March 31, 2010	$64.42	$50.50	$62.85
June 25, 2010*	$72.83	$55.51	$64.71

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $64.71

Protection level: 80.00%

Protection price: $51.77

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.453562

Coupon: 8.50% per annum

Maturity: December 30, 2010

Dividend yield: 2.59% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		101.30%
+ 90%	4.25%		91.30%
+ 80%	4.25%		81.30%
+ 70%	4.25%		71.30%
+ 60%	4.25%		61.30%
+ 50%	4.25%		51.30%
+ 40%	4.25%		41.30%
+ 30%	4.25%		31.30%
+ 20%	4.25%		21.30%
+ 10%	4.25%		11.30%
+ 5%	4.25%		6.30%

0%	4.25%		1.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-3.70%
- 10%	4.25%	-5.75%	-8.70%
- 20%	4.25%	-15.75%	-18.70%
- 30%	N/A	-25.75%	-28.70%
- 40%	N/A	-35.75%	-38.70%
- 50%	N/A	-45.75%	-48.70%
- 60%	N/A	-55.75%	-58.70%
- 70%	N/A	-65.75%	-68.70%
- 80%	N/A	-75.75%	-78.70%
- 90%	N/A	-85.75%	-88.70%
- 100%	N/A	-95.75%	-98.70%

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world.

In October 2008, a wholly-owned subsidiary of the Company merged with and into Northwest Airlines Corporation (“Northwest”). As a result of this merger, Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became the Company’s wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. The Company anticipates completing the integration of NWA’s operations into Delta during 2010.

The Company’s global route network gives it a presence in every major domestic and international market. The Company’s route network is centered around the hub system it operates at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterday and Tokyo-Narita.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
June 25, 2010*	$14.94	$10.90	$12.00

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $12.00

Protection level: 65.00%

Protection price: $7.80

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.333333

Coupon: 15.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.500%		100.00%
+ 90%	7.500%		90.00%
+ 80%	7.500%		80.00%
+ 70%	7.500%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 31, 2010	$62.08	$48.34	$59.46
June 25, 2010*	$63.67	$52.77	$59.86

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $59.86

Protection level: 80.00%

Protection price: $47.89

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.705647

Coupon: 8.30% per annum

Maturity: December 30, 2010

Dividend yield: 1.93% per annum

Coupon amount per monthly: $6.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.15%		100.97%
+ 90%	4.15%		90.97%
+ 80%	4.15%		80.97%
+ 70%	4.15%		70.97%
+ 60%	4.15%		60.97%
+ 50%	4.15%		50.97%
+ 40%	4.15%		40.97%
+ 30%	4.15%		30.97%
+ 20%	4.15%		20.97%
+ 10%	4.15%		10.97%
+ 5%	4.15%		5.97%

0%	4.15%		0.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.15%	-0.85%	-4.03%
- 10%	4.15%	-5.85%	-9.03%
- 20%	4.15%	-15.85%	-19.03%
- 30%	N/A	-25.85%	-29.03%
- 40%	N/A	-35.85%	-39.03%
- 50%	N/A	-45.85%	-49.03%
- 60%	N/A	-55.85%	-59.03%
- 70%	N/A	-65.85%	-69.03%
- 80%	N/A	-75.85%	-79.03%
- 90%	N/A	-85.85%	-89.03%
- 100%	N/A	-95.85%	-99.03%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2009, consolidated recoverable proven and probable reserves totaled 104.2 billion pounds of copper, 37.2 million ounces of gold, 2.59 billion pounds of molybdenum, 270.4 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 33 percent of there copper reserves were in Indonesia, approximately 33 percent were in South America, approximately 26 percent were in North America and approximately 8 percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 31, 2009	$87.35	$63.01	$80.29
March 31, 2010	$90.55	$66.04	$83.54
June 25, 2010*	$88.30	$58.24	$66.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $66.57

Protection level: 75.00%

Protection price: $49.93

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.021782

Coupon: 9.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.46% per annum

Coupon amount per monthly: $8.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.85%		100.23%
+ 90%	4.85%		90.23%
+ 80%	4.85%		80.23%
+ 70%	4.85%		70.23%
+ 60%	4.85%		60.23%
+ 50%	4.85%		50.23%
+ 40%	4.85%		40.23%
+ 30%	4.85%		30.23%
+ 20%	4.85%		20.23%
+ 10%	4.85%		10.23%
+ 5%	4.85%		5.23%

0%	4.850%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.85%	-0.15%	-4.77%
- 10%	4.85%	-5.15%	-9.77%
- 20%	4.85%	-15.15%	-19.77%
- 30%	N/A	-25.15%	-29.77%
- 40%	N/A	-35.15%	-39.77%
- 50%	N/A	-45.15%	-49.77%
- 60%	N/A	-55.15%	-59.77%
- 70%	N/A	-65.15%	-69.77%
- 80%	N/A	-75.15%	-79.77%
- 90%	N/A	-85.15%	-89.77%
- 100%	N/A	-95.15%	-99.77%

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2009, the Company had $113 billion in assets, operated 16 affiliates with 1,309 full-service banking centers and 92 Bank Mart locations.

At December 31, 2009, the Company reported on four business segments: Commercial Banking, Branch Banking, Consumer Lending and Investment Advisors. The Company’s Commercial Banking segment offers banking, cash management and financial services to large and middle-market businesses, government and professional customers. The Company’s Branch Banking segment provides a full range of deposit and loan and lease products to individuals and small business through its banking centers. The Company’s Consumer Lending segment includes mortgage, home equity, automobile and other indirect lending activities. The Company’s Investment Advisors segment provides a full range of investment alternatives for individuals, companies and not-for-profit organizations.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$57.00	$51.13	$53.78
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
March 31, 2010	$14.04	$9.82	$13.59
June 25, 2010*	$15.95	$12.00	$13.36

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $13.36

Protection level: 70.00%

Protection price: $9.35

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.850299

Coupon: 12.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.30% per annum

Coupon amount per monthly: $10.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.15%		100.15%
+ 90%	6.15%		90.15%
+ 80%	6.15%		80.15%
+ 70%	6.15%		70.15%
+ 60%	6.15%		60.15%
+ 50%	6.15%		50.15%
+ 40%	6.15%		40.15%
+ 30%	6.15%		30.15%
+ 20%	6.15%		20.15%
+ 10%	6.15%		10.15%
+ 5%	6.15%		5.15%

0%	6.15%		0.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.15%	1.15%	-4.85%
- 10%	6.15%	-3.85%	-9.85%
- 20%	6.15%	-13.85%	-19.85%
- 30%	6.15%	-23.85%	-29.85%
- 40%	N/A	-33.85%	-39.85%
- 50%	N/A	-43.85%	-49.85%
- 60%	N/A	-53.85%	-59.85%
- 70%	N/A	-63.85%	-69.85%
- 80%	N/A	-73.85%	-79.85%
- 90%	N/A	-83.85%	-89.85%
- 100%	N/A	-93.85%	-99.85%

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties throughout the world. Through its holdings, the Company has interests in various operations and exploration properties as well as a royalty interest on a property that produces diamonds. As of December 31, 2009, the Company engaged in mining activities in Canada, Burkina Faso, Ghana, Botswana, Republic of Mali, Tanzania, Suriname, Ecuador, French Guiana and Peru.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2009, the Company employed approximately 6,146 individuals and approximately 336 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
March 31, 2010	$17.70	$13.00	$13.22
June 25, 2010*	$20.24	$13.57	$18.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $18.57

Protection level: 75.00%

Protection price: $13.93

Physical delivery amount: 53 ($1,000/Initial price)

Fractional shares: 0.850296

Coupon: 13.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.32% per annum

Coupon amount per monthly: $11.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		100.16%
+ 90%	6.70%		90.16%
+ 80%	6.70%		80.16%
+ 70%	6.70%		70.16%
+ 60%	6.70%		60.16%
+ 50%	6.70%		50.16%
+ 40%	6.70%		40.16%
+ 30%	6.70%		30.16%
+ 20%	6.70%		20.16%
+ 10%	6.70%		10.16%
+ 5%	6.70%		5.16%

0%	6.70%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-4.84%
- 10%	6.70%	-3.30%	-9.84%
- 20%	6.70%	-13.30%	-19.84%
- 30%	N/A	-23.30%	-29.84%
- 40%	N/A	-33.30%	-39.84%
- 50%	N/A	-43.30%	-49.84%
- 60%	N/A	-53.30%	-59.84%
- 70%	N/A	-63.30%	-69.84%
- 80%	N/A	-73.30%	-79.84%
- 90%	N/A	-83.30%	-89.84%
- 100%	N/A	-93.30%	-99.84%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company directly employs approximately 27,000 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
June 25, 2010*	$27.84	$18.09	$26.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $26.50

Protection level: 65.00%

Protection price: $17.23

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.735849

Coupon: 18.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company provides protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 25, 2010*	$47.75	$36.70	$41.01

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $41.01

Protection level: 75.00%

Protection price: $30.76

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.384297

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.83% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.92%
+ 90%	4.75%		90.92%
+ 80%	4.75%		80.92%
+ 70%	4.75%		70.92%
+ 60%	4.75%		60.92%
+ 50%	4.75%		50.92%
+ 40%	4.75%		40.92%
+ 30%	4.75%		30.92%
+ 20%	4.75%		20.92%
+ 10%	4.75%		10.92%
+ 5%	4.75%		5.92%

0%	4.75%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.08%
- 10%	4.75%	-5.25%	-9.08%
- 20%	4.75%	-15.25%	-19.08%
- 30%	N/A	-25.25%	-29.08%
- 40%	N/A	-35.25%	-39.08%
- 50%	N/A	-45.25%	-49.08%
- 60%	N/A	-55.25%	-59.08%
- 70%	N/A	-65.25%	-69.08%
- 80%	N/A	-75.25%	-79.08%
- 90%	N/A	-85.25%	-89.08%
- 100%	N/A	-95.25%	-99.08%

Pioneer Natural Resources Company

According to publicly available information, Pioneer Natural Resources Company (the “Company”) is a Delaware corporation that is a large independent oil and gas exploration and production company with current operations in United States, South Africa, and Tunisia. The Company is a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, its subsidiaries. The Company’s executive offices are in Irving, Texas.

The Company explores for, develops and produces oil and gas reserves. In so doing, the Company sells homogenous oil, natural gas liquid and gas units.

As of December 31, 2009, the Company had 1,888 employees, of which 1,151 are employed in field and plant operations.

The linked share’s SEC file number is 001-13245.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$35.18	$29.27	$35.08
September 30, 2004	$37.50	$31.03	$34.48
December 31, 2004	$36.85	$30.80	$35.10
March 31, 2005	$44.82	$32.91	$42.72
June 30, 2005	$45.22	$36.67	$42.08
September 30, 2005	$56.35	$39.66	$54.92
December 30, 2005	$55.98	$45.39	$51.27
March 31, 2006	$54.46	$38.02	$44.25
June 30, 2006	$46.75	$36.44	$46.41
September 29, 2006	$46.70	$37.07	$39.12
December 29, 2006	$44.46	$36.48	$39.69
March 30, 2007	$43.62	$37.18	$43.11
June 29, 2007	$54.17	$42.60	$48.71
September 28, 2007	$49.78	$39.43	$44.98
December 31, 2007	$54.87	$42.92	$48.84
March 31, 2008	$50.00	$36.43	$49.12
June 30, 2008	$81.26	$48.50	$78.28
September 30, 2008	$82.21	$46.25	$52.28
December 31, 2008	$52.26	$14.03	$16.18
March 31, 2009	$20.44	$11.89	$16.47
June 30, 2009	$30.56	$15.67	$25.50
September 30, 2009	$36.74	$21.78	$36.29
December 31, 2009	$49.98	$33.50	$48.17
March 31, 2010	$56.88	$41.88	$56.32
June 25, 2010*	$73.99	$54.89	$65.24

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXD

Initial price: $65.24

Protection level: 75.00%

Protection price: $48.93

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.328020

Coupon: 9.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.12% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.06%
+ 90%	4.50%		90.06%
+ 80%	4.50%		80.06%
+ 70%	4.50%		70.06%
+ 60%	4.50%		60.06%
+ 50%	4.50%		50.06%
+ 40%	4.50%		40.06%
+ 30%	4.50%		30.06%
+ 20%	4.50%		20.06%
+ 10%	4.50%		10.06%
+ 5%	4.50%		5.06%

0%	4.50%		0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.94%
- 10%	4.50%	-5.50%	-9.94%
- 20%	4.50%	-15.50%	-19.94%
- 30%	N/A	-25.50%	-29.94%
- 40%	N/A	-35.50%	-39.94%
- 50%	N/A	-45.50%	-49.94%
- 60%	N/A	-55.50%	-59.94%
- 70%	N/A	-65.50%	-69.94%
- 80%	N/A	-75.50%	-79.94%
- 90%	N/A	-85.50%	-89.94%
- 100%	N/A	-95.50%	-99.94%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) is a global technology company and the inventor and largest supplier of NAND flash storage card products. Flash storage technology allows digital information to be stored in a durable, compact format that retains the data even after the power has been switched off. The Company was incorporated in Delaware in June 1988 under the name SunDisk Corporation and changed its name to SanDisk Corporation in August 1995. Since 2006, the Company has been an S&P 500 company.

The Company designs, develops and manufactures data storage solutions in a variety of form factors using its flash memory, proprietary controller and firmware technologies. The Company’s products include removable cards, embedded products, universal serial bus, or USB drives, digital media players, wafers and components. Most of the Company’s products are manufactured by combining NAND flash memory with a controller chip. The Company purchases the vast majority of its NAND flash memory supply requirements through its flash venture relationships with Toshiba Corporation, which produce and provide the Company with memory wafers.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
March 31, 2010	$36.25	$24.91	$34.63
June 25, 2010*	$50.54	$34.00	$46.22

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $46.22

Protection level: 65.00%

Protection price: $30.04

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.635656

Coupon: 12.10% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.00%
+ 90%	6.05%		90.00%
+ 80%	6.05%		80.00%
+ 70%	6.05%		70.00%
+ 60%	6.05%		60.00%
+ 50%	6.05%		50.00%
+ 40%	6.05%		40.00%
+ 30%	6.05%		30.00%
+ 20%	6.05%		20.00%
+ 10%	6.05%		10.00%
+ 5%	6.05%		5.00%

0%	6.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-5.00%
- 10%	6.05%	-3.95%	-10.00%
- 20%	6.05%	-13.95%	-20.00%
- 30%	6.05%	-23.95%	-30.00%
- 40%	N/A	-33.95%	-40.00%
- 50%	N/A	-43.95%	-50.00%
- 60%	N/A	-53.95%	-60.00%
- 70%	N/A	-63.95%	-70.00%
- 80%	N/A	-73.95%	-80.00%
- 90%	N/A	-83.95%	-90.00%
- 100%	N/A	-93.95%	-100.00%

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components and systems business segments.

The SEC file number of the linked share (Class A Common Stock) is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
March 31, 2010	$26.35	$17.83	$18.90
June 25, 2010*	$19.36	$10.11	$13.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $13.28

Protection level: 65.00%

Protection price: $8.63

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.301205

Coupon: 13.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.00%
+ 90%	6.60%		90.00%
+ 80%	6.60%		80.00%
+ 70%	6.60%		70.00%
+ 60%	6.60%		60.00%
+ 50%	6.60%		50.00%
+ 40%	6.60%		40.00%
+ 30%	6.60%		30.00%
+ 20%	6.60%		20.00%
+ 10%	6.60%		10.00%
+ 5%	6.60%		5.00%

0%	6.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-5.00%
- 10%	6.60%	-3.40%	-10.00%
- 20%	6.60%	-13.40%	-20.00%
- 30%	6.60%	-23.40%	-30.00%
- 40%	N/A	-33.40%	-40.00%
- 50%	N/A	-43.40%	-50.00%
- 60%	N/A	-53.40%	-60.00%
- 70%	N/A	-63.40%	-70.00%
- 80%	N/A	-73.40%	-80.00%
- 90%	N/A	-83.40%	-90.00%
- 100%	N/A	-93.40%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 25, 2010*	$21.29	$13.80	$19.96

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $19.96

Protection level: 65.00%

Protection price: $12.97

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.100200

Coupon: 10.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		100.00%
+ 90%	5.10%		90.00%
+ 80%	5.10%		80.00%
+ 70%	5.10%		70.00%
+ 60%	5.10%		60.00%
+ 50%	5.10%		50.00%
+ 40%	5.10%		40.00%
+ 30%	5.10%		30.00%
+ 20%	5.10%		20.00%
+ 10%	5.10%		10.00%
+ 5%	5.10%		5.00%

0%	5.10%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-5.00%
- 10%	5.10%	-4.90%	-10.00%
- 20%	5.10%	-14.90%	-20.00%
- 30%	5.10%	-24.90%	-30.00%
- 40%	N/A	-34.90%	-40.00%
- 50%	N/A	-44.90%	-50.00%
- 60%	N/A	-54.90%	-60.00%
- 70%	N/A	-64.90%	-70.00%
- 80%	N/A	-74.90%	-80.00%
- 90%	N/A	-84.90%	-90.00%
- 100%	N/A	-94.90%	-100.00%

USG Corporation

According to publicly available information, USG Corporation (the “Company”), through its subsidiaries, is a leading manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the Company’s net sales of each accounted for approximately 47%, 35% and 18%, respectively.

The linked share’s SEC file number is 001-08864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.59	$9.52	$13.61
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 25, 2010*	$25.59	$13.46	$14.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $14.07

Protection level: 65.00%

Protection price: $9.15

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.073205

Coupon: 14.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) was formed in June 2002 and is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts – Wynn Las Vegas in Las Vegas, Nevada and Wynn Macau, located in the Macau Special Administrative Region of the People’s Republic of China. Wynn Las Vegas opened on April 28, 2005 and offers accommodations, amenities and service with 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for its premium guests. Encore at Wynn Las Vegas opened on December 22, 2008 and is a resort located adjacent to and is connected with Wynn Las Vegas and features a 2,034 all-suite hotel as well as an approximately 76,000 sq foot casino. Wynn Macau opened on September 6, 2006 and currently features approximately 600 hotel rooms and suites.

As of December 31, 2009, the Company had a total of approximately 18,900 employees (including approximately 6,400 in Macau).

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 31, 2010	$77.95	$59.70	$75.83
June 25, 2010*	$93.99	$71.00	$89.06

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $89.06

Protection level: 65.00%

Protection price: $57.89

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.228385

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 4.84% per annum

Coupon amount per monthly: $8.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		102.42%
+ 90%	5.15%		92.42%
+ 80%	5.15%		82.42%
+ 70%	5.15%		72.42%
+ 60%	5.15%		62.42%
+ 50%	5.15%		52.42%
+ 40%	5.15%		42.42%
+ 30%	5.15%		32.42%
+ 20%	5.15%		22.42%
+ 10%	5.15%		12.42%
+ 5%	5.15%		7.42%

0%	5.15%		2.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-2.58%
- 10%	5.15%	-4.85%	-7.58%
- 20%	5.15%	-14.85%	-17.58%
- 30%	5.15%	-24.85%	-27.58%
- 40%	N/A	-34.85%	-37.58%
- 50%	N/A	-44.85%	-47.58%
- 60%	N/A	-54.85%	-57.58%
- 70%	N/A	-64.85%	-67.58%
- 80%	N/A	-74.85%	-77.58%
- 90%	N/A	-84.85%	-87.58%
- 100%	N/A	-94.85%	-97.58%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2009, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
June 25, 2010*	$70.95	$40.10	$43.24

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $43.24

Protection level: 65.00%

Protection price: $28.11

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.126735

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.48% per annum

Coupon amount per monthly: $8.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		100.24%
+ 90%	5.15%		90.24%
+ 80%	5.15%		80.24%
+ 70%	5.15%		70.24%
+ 60%	5.15%		60.24%
+ 50%	5.15%		50.24%
+ 40%	5.15%		40.24%
+ 30%	5.15%		30.24%
+ 20%	5.15%		20.24%
+ 10%	5.15%		10.24%
+ 5%	5.15%		5.24%

0%	5.15%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-4.76%
- 10%	5.15%	-4.85%	-9.76%
- 20%	5.15%	-14.85%	-19.76%
- 30%	5.15%	-24.85%	-29.76%
- 40%	N/A	-34.85%	-39.76%
- 50%	N/A	-44.85%	-49.76%
- 60%	N/A	-54.85%	-59.76%
- 70%	N/A	-64.85%	-69.76%
- 80%	N/A	-74.85%	-79.76%
- 90%	N/A	-84.85%	-89.76%
- 100%	N/A	-94.85%	-99.76%